UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 8.01 relating to certain matters concerning Plexus' Chief Operating Officer.

Item 8.01 Other Events.

On January 5, 2007, Plexus Corp. announced that, effective immediately, Paul Ehlers, Chief Operating Officer, will assume a diminished role over the forthcoming months as he deals with a serious medical condition. Until his situation is resolved, Dean Foate, Chief Executive Officer, will re-assume additional broad responsibilities of the Chief Operating Officer role, which he held from 2001 to 2002. Mr. Foate will continue to receive input and support from Mr. Ehlers as his availability during this time allows.

Assumption of these responsibilities will not affect Mr. Foate’s terms of employment, nor will he assume the title of Chief Operating Officer. The Company has put an interim organizational structure in place with certain key leaders in the Plexus organization assuming broader responsibilities to ensure the continuity and growth of the business. Mr. Foate commented, "We are fortunate that Plexus has the bench strength to make these changes without significant disruption to the organization. On behalf of the entire organization, I would like to extend our best wishes and support to Paul."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

January 5, 2007	By:	Angelo M. Ninivaggi

Name: Angelo M. Ninivaggi
Title: Vice President, General Counsel and Secretary